Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF FOURTH QUARTER 2008 RESULTS

ATLANTA, GA – January 14, 2009 – Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, today announced that it will release its fourth quarter financial results for the period ended December 31, 2008 on Wednesday, January 28, 2009.  In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, January 28, 2009 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 800-257-6566 (domestic) or 303-262-2161 (internationally).  For interested individuals unable to join the call, a replay will be available until Wednesday, February 4, 2009 by dialing 800-405-2236 (domestic) or 303-590-3000 (internationally), passcode 11124781.  The conference call will also broadcast live over the Internet and can be accessed by all interested parties at www.viavid.net.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., PCO Services, HomeTeam Pest Defense, Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Central America, the Caribbean, the Middle East and Asia from over 500 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.indfumco.com, and www.rollins.com.  You can also find this and other news releases at www.rollins.com by accessing the news releases button.